 Exhibit 99.1

Verra Mobility Announces Second Quarter 2020 Financial Results

Total year-to-date revenue of $196.5 million

Generated cash flows from operations of $22.5 million

Mesa, AZ, August 6, 2020 – Verra Mobility (NASDAQ: VRRM), a leading provider of smart mobility technology solutions, announced today financial results for the three and six months ended June 30, 2020.

“Verra Mobility reported a solid quarter and we are pleased with our execution given the challenging environment. During one of the most difficult quarters in our history, we still provided robust adjusted EBITDA and positive free cash flow,” said David Roberts, Chief Executive Officer, Verra Mobility. “Although the near-term business environment is uncertain, we believe our balanced product portfolio provides stability in these uncertain times, and our longer-term growth initiatives give us confidence in our future as a global leader in smart transportation.”

Second Quarter 2020 Financial Highlights

•

Revenue: Total revenue for the second quarter of 2020 was $79.8 million, down 27.2% compared to $109.6 million for the second quarter of 2019. Within total revenue, service revenue was $62.8 million and product sales contributed $17.0 million. The decline was in our service revenue, due to the significant impact of the novel coronavirus (“COVID-19”) on the rental car industry, which was partially offset by growth in product sales.

•

Net (loss) income: Net loss for the second quarter of 2020 was $(15.4) million, or $(0.10) per share, based on 161.7 million diluted weighted average shares outstanding. Net income for the comparable 2019 period was $3.6 million, or $0.02 per share, based on 162.0 million diluted weighted average shares outstanding.

•	Adjusted EBITDA: Adjusted EBITDA was $27.6 million for the second quarter of 2020, compared to $59.7 million in the same period last year.

First Half of 2020 Financial Highlights

•

Revenue: Total revenue for the first half of 2020 was $196.5 million, down 5.5% compared to $208.0 million for the first half of 2019. Within total revenue, service revenue was $162.3 million and product sales contributed $34.2 million. The decline was in our service revenue, due to COVID-19’s significant negative impact on the rental car industry, which was partially offset by growth in product sales.

•

Net (loss) income: Net loss for the first half of 2020 was $(8.7) million, or $(0.05) per share, based on 161.3 million diluted weighted average shares outstanding. Net income for the comparable 2019 period was $6.4 million, or $0.04 per share, based on 159.2 million diluted weighted average shares outstanding.

•	Adjusted EBITDA: Adjusted EBITDA was $82.5 million for the first half of 2020, compared to $110.9 million in the first six months of 2019.

Liquidity: As of June 30, 2020, cash and cash equivalents was $113.2 million. We generated $22.5 million in net cash from operations for the first half of 2020. As of June 30, 2020, we had total debt of $870.2 million, net of cash on hand our net debt was $757.0 million, and a $75 million revolver that is undrawn.

The operating results for the first half of 2020 were impacted by COVID-19, which emerged in late 2019 in China and has since spread throughout the world. COVID-19 has had and continues to have a significant negative impact on the global economy, including the rental car industry due to reduced airline travel and widespread travel restrictions and lockdown orders throughout the world. Refer to the section below entitled, Forward Looking Statements, for further discussion on risks and uncertainties.

The Company reports its results of operations based on two operating segments:

•

Commercial Services delivers market-leading automated toll and violations management and title and registration solutions to rental car companies, fleet management companies and other large fleet owners.

•

Government Solutions delivers market-leading automated safety solutions to municipalities and school districts, including services and technology that enable photo enforcement related to red-light, speed, school bus, and city bus lanes.

Second Quarter 2020 Segment Detail

•

Commercial Services segment generated total revenue of $27.3 million, a decrease of 60% compared to the same period in 2019. Segment profit was $7.2 million, a 84% decrease from $44.1 million in the prior year. The significant decreases in revenue and profit resulted from COVID-19’s negative impact on the rental car industry discussed above, the full impact of which is not yet known. Segment profit margin was 26% for 2020 and 65% for the same period in 2019.

•

Government Solutions segment generated total revenue of $52.5 million growing 27% over the same period in 2019. The growth in this segment is driven by product sales in the current period which totaled $17.0 million. Segment profit was $20.3 million, a 31% increase from $15.5 million in the prior year. Segment margin was 39% in 2020 compared to 38% for the prior year period.

Quarterly Conference Call

Verra Mobility will host a conference call and a live webcast to discuss financial results for investors and analysts at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time) on August 6, 2020. To access the conference call, dial (866) 548-4713 for the U.S. or Canada and (323) 794-2093 for international callers with conference ID #7743142. The webcast will be available live in the “Investor Relations” section of the Company's website at http://ir.verramobility.com. An audio replay of the call will also be available until 9:59 p.m. Mountain Time (11:59 p.m. Eastern Time) on August 20, 2020, by dialing (844) 512-2921 for the U.S. or Canada and (412) 317-6671 for international callers, and entering passcode #7743142. In addition, an archived webcast will be available in the “News & Events” section of the Investor Relations page of the Company's website at http://ir.verramobility.com.

About Verra Mobility

Verra Mobility is committed to developing and using the latest in technology and data intelligence to help make transportation safer and easier. As a global company, Verra Mobility sits at the center of the mobility ecosystem – one that brings together vehicles, devices, information, and people to solve complex challenges faced by our customers and the constituencies they serve.

Verra Mobility serves the world’s largest commercial fleets and rental car companies to manage tolling transactions and violations for millions of vehicles. As a leading provider of connected systems, Verra Mobility processes millions of transactions each year through connectivity with more than 50 individual tolling authorities and more than 400 issuing authorities. Verra Mobility also fosters the development of safe cities, partnering with law enforcement agencies, transportation departments and school districts across North America operating thousands of red-light, speed, bus lane and school bus stop arm safety cameras. Arizona-based Verra Mobility operates in more than 15 countries. For more information, visit www.verramobility.com.

Forward-Looking Statements

This press release contains forward-looking statements which address the Company’s expected future business and financial performance, and may contain words such as “goal,” “target,” “future,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “project,” “may,” “should,” “will” or similar expressions. Examples of forward-looking statements include, among others, statements regarding the benefits of the Company’s strategic acquisitions, changes in the market for our products and services, expected operating results, such as revenue growth, expansion plans and opportunities, and earnings guidance related to 2020 financial and operational metrics. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the disruption to our business and results of operations as a result of the COVID-19 pandemic; (2) the impact of the COVID-19 pandemic on our revenues from key customers in the rental car industry and from photo enforcement programs; (3) customer concentration in our Commercial Services and Government Solutions segments; (4) decreases in the prevalence of automated photo enforcement or the use of tolling; (5) risks and uncertainties related to our government contracts, including but not limited to legislative changes, termination rights, audits and investigations; (6) decreased interest in outsourcing from our customers; (7) our ability to properly perform under our contracts and otherwise satisfy our customers; (8) our ability to compete in a highly competitive and rapidly evolving market; (9) our ability to keep up with technological developments and changing customer preferences; (10) the success of our new products and changes to existing products and services; (11) our ability to successfully integrate our recent or future acquisitions; (12) failures in or breaches of our networks or systems, including as a result of cyber-attacks; and (13) other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission (the “SEC”) by Verra Mobility. The forward-looking statements herein represent the judgment of the Company, as of the date of this release, and Verra Mobility disclaims any intent or obligation to update forward-looking statements. This press release should be read in conjunction with the information included in the Company’s other press releases, reports and other filings with the SEC. Understanding the information contained in these filings is important in order to fully understand the Company’s reported financial results and our business outlook for future periods.

Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company also discloses certain non-GAAP financial information in this press release. These financial measures are not recognized measures under GAAP and are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, Adjusted Net Income and Adjusted EPS are non-GAAP financial measures as defined by SEC rules. These non-GAAP financial measures may be determined or calculated differently by other companies. Reconciliations of these non-GAAP measurements to the most directly comparable GAAP financial measurements have been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliations.

VERRA MOBILITY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

($ in thousands except per share data)	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$113,239	$131,513
Restricted cash	711	917
Accounts receivable (net of allowance for credit loss of $12.9 million at June 30, 2020)	125,252	93,514
Unbilled receivables	12,532	20,003
Prepaid expenses and other current assets	18,964	26,491
Total current assets	270,698	272,438
Installation and service parts, net	8,672	8,841
Property and equipment, net	73,604	72,266
Operating lease assets	30,933	32,177
Intangible assets, net	386,363	434,443
Goodwill	581,615	584,150
Other non-current assets	3,237	3,111
Total assets	$1,355,122	$1,407,426
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$36,346	$50,825
Accrued liabilities	19,570	25,277
Current portion of long-term debt	9,104	28,779
Total current liabilities	65,020	104,881
Long-term debt, net of current portion and deferred financing costs	834,317	837,686
Operating lease liabilities, net of current portion	29,240	30,130
Payable to related party pursuant to tax receivable agreement	65,620	61,174
Asset retirement obligation	6,237	6,309
Deferred tax liabilities, net	22,691	25,716
Other long-term liabilities	247	2,183
Total liabilities	1,023,372	1,068,079
Commitments and contingencies
Stockholders' equity
Preferred stock, $.0001 par value	—	—
Common stock, $.0001 par value	16	16
Common stock contingent consideration	36,575	54,862
Additional paid-in capital	391,240	367,266
Accumulated deficit	(89,629)	(80,220)
Accumulated other comprehensive loss	(6,452)	(2,577)
Total stockholders' equity	331,750	339,347
Total liabilities and stockholders' equity	$1,355,122	$1,407,426

VERRA MOBILITY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE (LOSS) INCOME

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2020	2019	2020	2019
Service revenue	$62,815	$103,057	$162,312	$201,127
Product sales	16,994	6,518	34,210	6,909
Total revenue	79,809	109,575	196,522	208,036
Cost of service revenue	1,013	1,613	2,232	3,002
Cost of product sales	9,060	2,918	17,750	3,194
Operating expenses	26,699	31,795	58,958	61,133
Selling, general and administrative expenses	20,821	20,865	46,707	41,416
Depreciation, amortization and (gain) loss on disposal of assets, net	29,166	28,850	58,412	57,791
Impairment of property and equipment	—	5,898	—	5,898
Total costs and expenses	86,759	91,939	184,059	172,434
(Loss) income from operations	(6,950)	17,636	12,463	35,602
Interest expense, net	9,539	15,656	21,990	31,689
Loss from tax receivable agreement adjustment	4,446	—	4,446	—
Other income, net	(1,523)	(3,345)	(4,448)	(5,552)
Total other expenses	12,462	12,311	21,988	26,137
(Loss) income before income tax (benefit) provision	(19,412)	5,325	(9,525)	9,465
Income tax (benefit) provision	(4,024)	1,734	(810)	3,054
Net (loss) income	$(15,388)	$3,591	$(8,715)	$6,411
Other comprehensive loss:
Change in foreign currency translation adjustment	(508)	(1,396)	(3,875)	(72)
Total comprehensive (loss) income	$(15,896)	$2,195	$(12,590)	$6,339
Net (loss) income per share:
Basic	$(0.10)	$0.02	$(0.05)	$0.04
Diluted	$(0.10)	$0.02	$(0.05)	$0.04
Weighted average shares used in per share calculation:
Basic outstanding	161,710	157,846	161,317	156,956
Diluted outstanding	161,710	161,977	161,317	159,223

VERRA MOBILITY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
($ in thousands)	2020	2019
Cash Flows from Operating Activities:
Net (loss) income	$(8,715)	$6,411
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	58,409	57,804
Amortization of deferred financing costs and discounts	2,106	3,589
Impairment of property and equipment	—	5,898
Loss from tax receivable agreement adjustment	4,446	—
Credit loss expense	10,723	2,736
Deferred income taxes	(2,496)	(11,568)
Stock-based compensation	6,039	4,955
Installation and service parts expense	559	643
Accretion expense	129	183
Loss (gain) on disposal of assets	3	(13)
Changes in operating assets and liabilities:
Accounts receivable, net	(43,183)	(21,433)
Unbilled receivables	7,476	(616)
Prepaid expenses and other current assets	7,979	(4,199)
Accounts payable and accrued liabilities	(17,863)	5,224
Other liabilities	(3,069)	(3,833)
Net cash provided by operating activities	22,543	45,781
Cash Flows from Investing Activities:
Purchases of installation and service parts and property and equipment	(14,301)	(14,192)
Cash proceeds from the sale of assets	49	14
Net cash used in investing activities	(14,252)	(14,178)
Cash Flows from Financing Activities:
Repayment of long-term debt	(24,227)	(4,552)
Payment of debt issuance costs	(922)	(152)
Payment of employee tax withholding related to RSU vesting	(352)	—
Net cash used in financing activities	(25,501)	(4,704)
Effect of exchange rate changes on cash and cash equivalents	(1,270)	10
Net (decrease) increase in cash, cash equivalents and restricted cash	(18,480)	26,909
Cash, cash equivalents and restricted cash - beginning of period	132,430	67,081
Cash, cash equivalents and restricted cash - end of period	$113,950	$93,990

VERRA MOBILITY CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2020	2019	2020	2019
Net (loss) income	$(15,388)	$3,591	$(8,715)	$6,411
Interest expense, net	9,539	15,656	21,990	31,689
Income tax (benefit) provision	(4,024)	1,734	(810)	3,054
Depreciation and amortization	29,159	28,865	58,409	57,804
EBITDA	19,286	49,846	70,874	98,958
Transaction and other related expenses (i)	80	1,135	603	1,135
Transformation expenses (ii)	515	—	515	—
Impairment of property and equipment (iii)	—	5,898	—	5,898
Loss from tax receivable agreement adjustment (iv)	4,446	—	4,446	—
Stock-based compensation (v)	3,271	2,812	6,039	4,955
Adjusted EBITDA	$27,598	$59,691	$82,477	$110,946

(i)

Transaction and other related expenses incurred in the six months ended June 30, 2020 primarily relate to costs associated with our Pagatelia acquisition and certain costs for refinancing our debt during the period.

(ii)	Transformation expenses consist of severance and other employee separation costs related to exit activities initiated during the three and six months ended June 30, 2020.
(iii)	This represents an impairment charge on fixed assets that were used and held in our operations.
(iv)

We recorded a $4.4 million charge for the three and six months ended June 30, 2020 which reflects the impact of an increase to our deferred tax rate arising from higher estimated state tax rates due to a change in apportionment.

(v)	Stock-based compensation represents the non-cash charge related to the issuance of awards under the Verra Mobility Corporation 2018 Equity Incentive Plan.

FREE CASH FLOW (Unaudited)

	Six Months Ended June 30,
($ in thousands)	2020	2019
Net cash provided by operating activities	$22,543	$45,781
Purchases of installation and service parts and property and equipment	(14,301)	(14,192)
Free cash flow	$8,242	$31,589

ADJUSTED EPS (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2020	2019	2020	2019
Net (loss) income	$(15,388)	$3,591	$(8,715)	$6,411
Amortization of intangibles	23,531	23,131	47,060	46,261
Transaction and other related expenses	80	1,135	603	1,135
Transformation expenses	515	—	515	—
Impairment of property and equipment	—	5,898	—	5,898
Loss from tax receivable agreement adjustment	4,446	—	4,446	—
Stock-based compensation	3,271	2,812	6,039	4,955
Total adjustments after income tax effect	31,843	32,976	58,663	58,249
Income tax effect on adjustments	(6,601)	(10,738)	(4,989)	(18,796)
Total adjustments after income tax effect	25,242	22,238	53,674	39,453
Adjusted Net Income	$9,854	$25,829	$44,959	$45,864

Adjusted EPS	$0.06	$0.16	$0.28	$0.29
Diluted weighted average shares outstanding	161,710	161,977	161,317	159,223

EBITDA and Adjusted EBITDA

We define EBITDA as net (loss) income adjusted to exclude interest expense, net, income taxes, depreciation and amortization. Adjusted EBITDA further excludes certain non-cash expenses and other transactions that management believes are not indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA, as defined, exclude some but not all items that affect our cash flow from operating activities, as a result, they may not be comparable to similarly titled performance measures presented by other companies. EBITDA and Adjusted EBITDA margins are calculated as EBITDA and Adjusted EBITDA, respectively, divided by total revenue expressed as a percentage.

We use these metrics to measure our performance from period to period both at the consolidated level as well as within our operating segments, to evaluate and fund incentive compensation programs and to compare our results to those of our competitors. In addition to Adjusted EBITDA being a significant measure of performance for management purposes, we also believe that this presentation provides useful information to investors regarding financial and business trends related to our results of operations and that when non-GAAP financial information is viewed with GAAP financial information, investors are provided with a more meaningful understanding of our ongoing operating performance. EBITDA and Adjusted EBITDA have certain limitations as analytical tools and should not be used as substitutes for net (loss) income, cash flows from operations, or other consolidated income or cash flow data prepared in accordance with GAAP.

Free Cash Flow

We define “Free Cash Flow” as cash flow from operations less capital expenditures.

Adjusted Net Income

We define “Adjusted Net Income” as net (loss) income adjusted to exclude amortization of intangibles and certain non-cash or non-recurring expenses.

Adjusted EPS

We define “Adjusted EPS” as Adjusted Net Income divided by the diluted weighted average shares for the period.

Investor Relations Contact

Marc P. Griffin

ICR, Inc., for Verra Mobility

646-277-1290

IR@verramobility.com